Employment Agreement This Employment Agreement (this “Agreement”) is dated as of January 17, 2024 (the “Effective Date”), and is made by and between Eos Energy Enterprises, Inc., a Delaware corporation, and its subsidiaries (the “Company”), and Michael Willis Silberman (“Executive”). W i t n e s s e t h: WHEREAS, the Company is a publicly-traded entity whose common stock is listed on The Nasdaq Capital Market (“Nasdaq”); WHEREAS, the Company desires to hire and to continue to employ Executive with the Company on the terms and conditions set forth in this Agreement, and Executive desires to be so employed, in each case, on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the Company and Executive hereby agree as follows: 1. Agreement to Employ; No Conflicts Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to employ Executive, and Executive hereby accepts such employment by the Company. Executive represents and warrants that (a) Executive is entering into this Agreement voluntarily, and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound; (b) Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-competition, non- solicitation or other similar covenant or agreement by which Executive is or may be bound; and (c) in connection with Executive’s employment by the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s services to any prior employer. 2. Term; Position and Responsibilities (a) Term. The Company shall employ Executive for a term commencing January 22, 2024 (the “Commencement Date”) and continuing until Executive’s employment terminates pursuant to Section 7. The period during which Executive is employed pursuant to this Agreement shall be referred to as the “Employment Period”. (b) Position and Responsibilities. During the Employment Period, Executive shall serve as the General Counsel, Chief Compliance Officer, and Corporate Secretary of the Company, reporting to the Chief Executive Officer of the Company (the “CEO”). Executive shall have such duties and responsibilities as are customarily assigned to individuals serving in such position for a publicly- traded company, and such other duties consistent with Executive’s position as the CEO specifies from time to time.

2 (c) Location. Executive’s principal place of employment shall be Dallas, Texas. At the Company’s expense (on a nontaxable or equivalent basis), Executive shall be required, as needed to travel to the Company’s locations in Edison, New Jersey, and Turtle Creek, Pennsylvania, or such other locations as the Company may periodically designate. Executive is not considered a resident or employee of the State of New Jersey or the Commonwealth of Pennsylvania for employment law or tax purposes. (d) Executive shall devote all of Executive’s skill, knowledge, and business time to the conscientious performance of such duties and responsibilities, except for vacation time (as set forth in Section 6(b)), absence for sickness or similar disability, and time spent performing services for any charitable, religious or community organizations, so long as such services do not materially interfere with the performance of Executive’s duties hereunder. 3. Base Salary As compensation for the services to be performed by Executive during the Employment Period, the Company shall pay Executive a base salary at an annualized rate of $340,000.00, increasing to $350,000 effective on July 1, 2024, payable in accordance with the Company’s standard payroll practices. The amount of the Base Salary (as defined below) will be reviewed by the Board of Directors of the Company, or a committee thereof (the “Board”) annually during the Employment Period, which may increase (but not decrease except in accordance with Section 7(c)(iii)(C)) Executive’s Base Salary in its sole discretion at that time. The annual base salary payable to Executive under this Section 3 shall hereinafter be referred to as the “Base Salary”. 4. Incentive Compensation (a) Annual Cash Bonus. Except as otherwise expressly set forth in Section 7(f)(i)(B)(II) below, for each full calendar year of the Company that ends during the Employment Period, Executive shall be eligible to participate in the annual bonus plan established and approved by the Board (or applicable committee thereof) (the “Bonus Plan”) on the terms and conditions set forth therein, with a target annual bonus opportunity of 50% of Base Salary. (b) Equity Compensation. (i) Subject to approval by the Board (or applicable committee thereof) and Executive’s commencement of employment on the Commencement Date, the Company will grant to Executive 250,000 Restricted Stock Units (as defined in the Company’s 2020 Incentive Plan, as amended from time to time (the “Plan”)) (the “Initial Grant”), on the Commencement Date (the “Initial Grant Date”). (ii) Commencing with the Company’s regular annual equity grant cycle in the 2024 calendar year, and for each calendar year during the term of Executive’s employment with the Company, Executive shall be eligible for and shall receive annual equity awards, commensurate with Executive’s position (each an “Annual Grant”), each as determined by the Board (or applicable committee thereof) in its sole discretion in accordance with its then-current equity grant procedures applicable to Section 16 Officers of the Company, with each such Annual Grant subject to the terms of the Plan (or any successor thereto) and a form of award agreement

3 issued thereunder (which shall include, without limitation, vesting and forfeiture conditions); provided that notwithstanding anything to the contrary, if any other Section 16 Officers of the Company were to receive an annual grant of equity in any calendar year, then Executive shall also receive an Annual Grant in any such calendar year. For purposes of this provision, “Section 16 Officers” mean an “officer” of the Company as defined in the rules promulgated under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and any officer of the Company that the Company’s Board of Directors has determined from time to time is subject to the reporting requirements of Section 16 of the Exchange Act. (iii) All Restricted Stock Units in the Initial Grant and in each Annual Grant, if any shall (i) be issued in accordance with the Plan, (ii) be evidenced by and subject to an award agreement entered into by Executive and the Company, and (iii) vest as to (A) one-third of the Restricted Stock Units on the first anniversary of the respective Date of Grant (or, if earlier, upon a Change in Control (as defined in the Plan)), (B) one-third of the Restricted Stock Units on the second anniversary of the respective Date of Grant (or, if earlier, upon a Change in Control), and (C) one-third of the Restricted Stock Units on the third anniversary of the respective Date of Grant Date (or, if earlier, upon a Change in Control), in each case, subject to Executive’s continued employment through the applicable vesting date (except as provided below). 5. Employee Benefits During the Employment Period, Executive (and, to the extent eligible, Executive’s dependents and beneficiaries) shall be entitled to participate in any defined contribution plan, any insurance program and any medical and other health benefit plan, in each case, sponsored by the Company for its employees on terms and conditions set forth in such programs and plans (as amended from time to time). 6. Expenses; Vacation (a) Business Travel, Lodging, etc. The Company shall reimburse Executive for reasonable business, travel, lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder in accordance with the Company’s expense policy applicable to its senior level executives as in effect from time to time. (b) Vacation. During the Employment Period, Executive shall be entitled to paid personal time off in accordance with the Company’s paid personal time off policy applicable to its employees as in effect from time to time. 7. Termination of Employment (a) Termination Due to Death or Disability. During the Employment Period, Executive’s employment shall automatically terminate in the event of Executive’s death, and may be terminated by the Company due to Executive’s Disability (as defined below). For the purposes of this Agreement, “Disability” shall mean a physical or mental disability that prevents the performance by Executive of Executive’s essential duties under this Agreement for a continuous period of 180 days or longer, or for 360 days or more in any 24-month period; provided, that, the Company will comply with all obligations to provide reasonable accommodation of any disability of Executive consistent with applicable law.

4 (b) Termination by the Company. During the Employment Period, the Company may terminate Executive’s employment with the Company with or without Cause. For purposes of this Agreement, “Cause” shall mean (i) any failure by Executive to perform Executive’s material duties hereunder (other than any such breach or failure due to Executive’s physical or mental illness or legally protected leave of absence); (ii) any failure by Executive to cooperate, if reasonably requested by the Company, with any investigation or inquiry into Executive’s or the Company’s business practices, whether internal or external, including, but not limited to, Executive’s refusal to be deposed or to provide truthful testimony at any trial or inquiry that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (iii) Executive engaging in fraud, willful misconduct, gross negligence or dishonesty that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (iv) any breach by Executive of any fiduciary duty owed to the Company or any of its affiliates that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; (v) Executive’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony; or (vi) any material breach by Executive of any of Executive’s obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates that has caused or is reasonably expected to result in material injury to the Company or any of its affiliates; provided, that, for each of subparts (i), (ii), (iv), and (vi) above, the Company will provide Executive with (x) written notice specifying such alleged failure or breach and (y) 60 days to cure. (c) Termination by Executive. During the Employment Period, Executive may terminate Executive’s employment with the Company with or without Good Reason. For purposes of this Agreement, “Good Reason” shall mean a termination by Executive of Executive’s employment hereunder if (i) any of the following events occur without Executive’s consent, (ii) within 90 days after Executive learns of the occurrence of such event, Executive notifies the Company in writing that such event has occurred describing such event in reasonable detail and demanding cure, and (iii) such event is not cured within 30 days after Executive so notifies the Company: (A) a material diminution in Executive’s authority, duties or responsibilities that Executive has on the date hereof or may subsequently acquire in accordance with Section 2(b), (B) a material adverse change in the reporting structure applicable to Executive, (C) a material reduction in the rate of Base Salary or the target annual bonus opportunity, (D) the Company's failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law, or (F) any material breach by the Company of any of its material obligations hereunder. (d) Notice of Termination. Any termination of Executive’s employment by the Company pursuant to Section 7(a) (other than in the event of Executive’s death), or Section 7(b), or by Executive pursuant to Section 7(c), shall be communicated by a written Notice of Termination addressed to the other party to this Agreement. A “Notice of Termination” shall mean a notice stating that Executive’s employment with the Company has been or will be terminated. (e) Date of Termination. As used in this Agreement, the term “Date of Termination” shall mean (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death; (ii) if Executive’s employment is terminated by the Company pursuant to

5 Section 7(a) due to Executive’s Disability, 30 days after the date on which the Notice of Termination is given; provided, that, if Executive shall have returned to the performance of Executive’s duties on a full-time basis during such 30-day period, such Notice of Termination shall be of no force or effect; (iii) if Executive’s employment is terminated by the Company for Cause or by Executive for Good Reason, the date any applicable cure period expires (and, if there is no applicable cure period, the date specified in the Notice of Termination); provided, that if a party is entitled to cure the nature of such termination and so cures prior to the expiration of the applicable cure period, the Notice of Termination provided to such curing party shall be of no force or effect; and (iv) if Executive’s employment is terminated by the Company for any other reason, the date specified in the Notice of Termination (which shall be 60 days after the date of such notice) and, if no such notice is given, 60 days after the date of termination of employment; provided, that, if notice of less than 60 days is provided, the Company will provide Executive with full pay and benefits in lieu of notice for an amount of time equal to (A) such 60-day period, less (B) the actual number of days’ notice provided to Executive. (f) Payments Upon Certain Terminations. (i) Termination Without Cause or for Good Reason. If (A) the Company shall terminate Executive’s employment without Cause as set forth in Section 7(b) or (B) Executive shall terminate Executive’s employment for Good Reason as set forth in Section 7(c), in each case, during the Employment Period, the Company shall pay or provide to Executive: (A) any accrued and unpaid Base Salary and vacation earned through the Date of Termination (including any pay in lieu of notice), which shall be paid on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day); plus (B) as liquidated damages in respect of claims based on provisions of this Agreement and provided that Executive executes and delivers (and does not revoke) a general release of all claims in the form attached as Exhibit A hereto within 60 days following the Date of Termination: (I) twelve months’ Base Salary which shall be paid in periodic installments on the Company’s regular payroll dates, beginning with the next payroll date immediately following the expiration of the 60th day following the Date of Termination; plus (II) if the applicable performance targets have been achieved in accordance with the Bonus Plan for the year of termination (as determined by the Board (or applicable committee thereof) following the end of such year), a prorated bonus under the Bonus Plan for the year of termination in an amount equal to (A) the bonus Executive would have otherwise received under the Bonus Plan for the year of termination, multiplied by (B) a fraction, the numerator of which is the number of days Executive was employed by the Company during such calendar year and the denominator of which is 365, payable in accordance with the Bonus Plan; plus (III) full vesting of all equity awards (other than any awards subject to performance-based vesting), including, without limitation, the Restricted Stock Units

6 granted pursuant to Section 4(b) above, in each case, to the extent not yet vested (collectively, Section 7(f)(i)(B)(I) through (III), the “Severance”). (ii) Termination for Any Other Reason. If Executive’s employment is terminated for any reason other than those specified in Section 7(f)(i) during the Employment Period, the Company shall pay Executive on the tenth day after the Date of Termination (or, if such day is not a business day, the next business day after such day), any accrued and unpaid Base Salary and vacation earned through the Date of Termination. (iii) Effect of Termination on Other Plans and Programs. In the event that Executive’s employment with the Company is terminated for any reason, Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of the Company in which Executive was a participant immediately prior to the Date of Termination in accordance with the terms thereof; provided, that, if Executive’s employment is terminated without Cause or for Good Reason, Executive shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any severance or incentive compensation and the provisions of this Section 7 shall supersede the provisions of any such plan, policy, program or practice. (g) Resignation Upon Termination. Effective as of the date of Executive’s termination of employment with the Company, Executive shall resign, in writing, from all positions then held by Executive with the Company and its affiliates unless otherwise requested by the Company and agreed to by Executive. (h) Cessation of Professional Activity. Upon delivery of a Notice of Termination by any party or a notice pursuant to Section 2(a), the Company may relieve Executive of Executive’s responsibilities described in Section 2(b) and require Executive to immediately cease all professional activity on behalf of the Company, in any such case, without such suspension or cessation constituting a termination by the Company without Cause or providing Executive with grounds to terminate Executive’s employment for Good Reason. 8. Restrictive Covenants (a) Unauthorized Disclosure. During the Employment Period and following any termination thereof, without the prior written consent of a duly authorized representative of the Company except as provided for in Section 9(g) and except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use Executive’s best efforts to consult with the Company prior to responding to any such order or subpoena, and except as authorized in performance of Executive’s duties hereunder, Executive shall not use or disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, marketing plans, management organization information (including, but not limited to, data and other information relating to the Company or any subsidiary thereof (the “Company Group”), or to the members of the boards of directors of the Company Group, or to the management of the Company Group), operating policies or manuals, business plans, financial records, or other financial, commercial, business or technical information (i) relating to the Company Group or (ii) that the Company Group may receive belonging to customers or others who do business with the Company Group (collectively, “Confidential Information”) to

7 any third Person (defined below) unless such Confidential Information has been previously disclosed to the public generally or is in the public domain (in each case, other than by reason of Executive’s breach of this Section 8(a)). (b) Non-Solicitation of Employees. During the period beginning on the date hereof and ending twelve months after the termination of Executive’s employment with the Company (the “Restriction Period”), Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other natural person, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity (each, a “Person”) in any jurisdiction in which the Company has commenced or has documented plans, as of the termination of Executive’s employment with the Company, to commence operations during the Employment Period, (i) solicit for employment, employ or otherwise interfere with the relationship of the Company Group with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company Group at any time (a) during the Employment Period, in the case of such prohibited activity occurring during such time, or (b) during the twelve month period preceding such prohibited activity, in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company, in each case, other than any such solicitation or employment on behalf of or at the request of the Company Group during the Employment Period; or (ii) induce any employee of the Company Group to engage in any activity which Executive is prohibited from engaging in under any of this Section 8 or to terminate such employee’s employment with the Company. Notwithstanding anything to the contrary, this provision shall not be interpreted or construed as prohibiting or restricting Executive from performing professional duties as a lawyer or providing professional services as a lawyer during the Restriction Period for or to any Person which may otherwise engage in the activities described in this Section 8(b). (c) Non-Solicitation of Business Relationships. During the Restriction Period, Executive shall not, directly or indirectly, for Executive’s own account or for the account of any other Person, in any jurisdiction in which the Company Group has commenced or has made plans to commence operations, solicit, interfere with, or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of the Company Group with any Person throughout the world which is or was a customer, client, distributor, supplier or vendor of the Business of the Company Group (x) at any time during the Employment Period (in the case of such prohibited activity occurring during such time) or (y) during the twelve month period preceding such prohibited activity (in the case of such prohibited activity occurring during the Restriction Period but after the date of Executive’s termination of employment with the Company), other than any such activity on behalf of or at the request of the Company Group during the Employment Period. Notwithstanding anything to the contrary, this provision shall not be interpreted or construed as prohibiting or restricting Executive from performing professional duties as a lawyer or providing professional services as a lawyer during the Restriction Period for or to any Person which may otherwise engage in the activities described in this Section 8(c). (d) Works for Hire. (i) Generally. Executive agrees that the Company shall own all right, title and interest (including, but not limited to, patent rights, copyrights, trade secret rights and other rights throughout the world) in any inventions, works of authorship, ideas or information made or

8 conceived or reduced to practice, in whole or in part, by Executive (either alone or with others) during the Employment Period (collectively “Developments”); provided, however, that the Company shall not own Developments for which no equipment, supplies, facility, trade secret information or Confidential Information of the Company was used and which were developed entirely on Executive’s time, and (A) which do not relate (I) to the business of the Company Group or (II) to the actual or demonstrably anticipated research or development of the Company Group, and (B) which do not result from any work performed by Executive for the Company. (ii) Disclosure; Assignment. Subject to Section 8(d)(i), Executive will promptly and fully disclose to the Company, or any persons designated by it, any and all Developments made or conceived or reduced to practice or learned by Executive, either alone or jointly with others during the Employment Period. Executive hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Executive shall further assist the Company, at the Company’s expense, to further evidence, record, and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Executive hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Executive’s behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Executive. (iii) Copyright Act; Moral Rights. In addition, and not in contravention of Section 8(d)(i) or Section 8(d)(ii), Executive acknowledges that all original works of authorship which are made by Executive (solely or jointly with others) within the scope of employment and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 USC §101). To the extent allowed by law, this Section 8(d) includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights” (collectively, “Moral Rights”). To the extent Executive retains any such Moral Rights under applicable law, Executive hereby waives such Moral Rights and consents to any action consistent with the terms of this Agreement with respect to such Moral Rights, in each case, to the full extent of such applicable law. Executive will confirm any such waivers and consents from time to time as requested by the Company. (iv) Authorized Disclosure. Section 1833(b) of Title 18 of the United States Code states “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (b) solely for the purposes of reporting or investigating a suspended violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the Company and Executive have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Company and Executive also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with Section 1833(b) of Title 18 of the United States Code or create liability for disclosures of trade secrets that are expressly allowed by Section 1833(b) of Title 18 of the United States Code.

9 (e) Non disparagement. Except as provided for in Section 8(g), Executive agrees that Executive shall neither, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way the Company Group, or any of their personnel, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of the Company Group, or the reputation of the Company Group, in each case, except to the extent required by law, and then only after consultation with the Company to the extent possible, or to enforce the terms of this Agreement. The Company agrees that it shall not, and the Company agrees that is shall instruct its senior executives and officers to not, directly or indirectly, engage in any conduct or make any statement (including through social media) disparaging or criticizing in any way Executive, nor engage in any other conduct or make any other statement that could be reasonably expected to impair the goodwill of Executive, or the reputation of Executive, in each case, (i) except to the extent required by law, and then only after consultation with Executive to the extent possible, (ii) to enforce the terms of this Agreement, or (iii) from discussing Executive in connection with normal performance evaluations. (f) Return of Documents. In the event of the termination of Executive’s employment, Executive shall promptly deliver to the Company (i) all property of the Company Group then in Executive’s possession; and (ii) all documents and data of any nature and in whatever medium of the Company Group, and Executive shall not take with Executive any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information. (g) Confidentiality of Agreement; Governmental Agency Exception. The parties to this Agreement agree not to disclose its terms to any Person, other than their attorneys, accountants, financial advisors or, in Executive’s case, members of Executive’s immediate family or, in the Company’s case, for any reasonable purpose that is reasonably related to its business operations; provided, that this Section 8(g) shall not be construed to prohibit any disclosure required by law or in any proceeding to enforce the terms and conditions of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, this Agreement does not limit Executive’s ability to communicate with any government agency or file, testify or participate in or otherwise assist in a proceeding relating to, or report, an alleged violation of any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission (“SEC”), the Commodity Futures Trading Commission (“CFTC”) or any self-regulatory organization, or make other disclosures that are protected under the whistleblower provisions of federal or state law or otherwise participate in any investigation or proceeding that may be conducted by any government agency (including the SEC or CFTC), including providing documents or other information, without notice to the Company or its affiliates. This Agreement does not limit Executive’s right to receive an award for information provided to any government agencies. 9. Certain Acknowledgments Executive acknowledges and agrees that Executive will have a prominent role in the development of the goodwill of the Company Group, and has and will establish and develop relations and contacts with the principal business relationships of the Company Group in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company Group and that (i) in the

10 course of Executive’s employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company Group in the United States of America and the rest of the world that could be used to compete unfairly with the Company Group; (ii) the covenants and restrictions contained in Section 8 are intended to protect the legitimate interests of the Company Group in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and restrictions. 10. Entire Agreement This Agreement constitutes the entire agreement between the Company and Executive with respect to the subject matter hereof, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by the Company and Executive with respect thereto. All prior correspondence and proposals (including, but not limited to, summaries of proposed terms) and all prior offer letters, promises, representations, understandings, arrangements and agreements relating to such subject matter (including, but not limited to, those made to or with Executive by any other person) are merged herein and superseded hereby. 11. General Provisions (a) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and Executive’s heirs, executors, administrators, and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 11(a). The Company may affect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means). (b) Governing Law; Waiver of Jury Trial. (i) Governing Law; Consent to Jurisdiction. This Agreement shall be governed in all respects, including as to interpretation, substantive effect and enforceability, by the internal laws of the State of New Jersey, without regard to conflicts of laws provisions thereof that would require application to the laws of another jurisdiction other than those that mandatorily apply. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of New Jersey and the federal courts of the United States of America located in the District of New Jersey solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

11 (ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; (B) each such party understands and has considered the implications of this waiver; and (C) each such party makes this waiver voluntarily. (c) Taxes. All amounts payable and benefits provided hereunder shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign laws and regulations. (d) Amendments; Waiver. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by a Person authorized by the Company and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of the Company, is approved by a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions. (e) Legal Advice; Severability; Blue Pencil. Executive acknowledges that Executive has been advised to seek independent legal counsel for advice regarding the effect of the provisions of this Agreement, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby. Executive and the Company agree that the covenants contained in Section 8 are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. (f) Notices. Any notice or other communication required or permitted to be delivered under this Agreement shall be (A) in writing; (B) delivered personally, by facsimile, by courier service or by certified or registered mail, first class postage prepaid and return receipt requested; (C) deemed to have been received on the date of delivery or, if so mailed, on the third business day after the mailing thereof; and (D) if so mailed or delivered by courier service, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

12 (I) If to the Company: Eos Energy Enterprises, Inc. 3920 Park Avenue Edison, NJ 08820 Attn: Department of People Email: rdesasi@eose.com and legal@eose.com (II) If to Executive, at Executive’s residential address as currently on file with the Company. (g) Survival. The Company and Executive hereby agree that certain provisions of this Agreement, including, but not limited to, Sections 8, 9, 10 and 11, shall survive the expiration of the Employment Period in accordance with their terms. (h) Further Assurances. Each party hereto agrees with the other party hereto that it will cooperate with such other party and will execute and deliver, or cause to be executed and delivered, all such other instruments and documents, and will take such other actions, as such other party may reasonably request from time to time, to effectuate the provisions and purpose of this Agreement. (i) Section 409A. (i) The parties intend that any amounts payable hereunder comply with or are exempt from Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”) (including under Treasury Regulation §§ 1.409A-1(b)(4) (“short-term deferrals”) and (b)(9) (“separation pay plans,” including the exceptions under subparagraph (iii) and subparagraph (v)(D)) and other applicable provisions of Treasury Regulation §§ 1.409A-1 through A-6). For purposes of Section 409A, each of the payments that may be made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. This Agreement shall be administered, interpreted, and construed in a manner that does not result in the imposition of additional taxes, penalties, or interest under Section 409A. The Company and Executive agree to negotiate in good faith to make amendments to the Agreement, as the parties mutually agree are necessary or desirable to avoid the imposition of taxes, penalties, or interest under Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A. With respect to the time of payments of any amounts under the Agreement that are “deferred compensation” subject to Section 409A, references in the Agreement to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A. For the avoidance of doubt, it is intended that any expense reimbursement made to Executive hereunder shall be exempt from Section 409A. Notwithstanding the foregoing, if any expense reimbursement made hereunder shall be determined to be “deferred compensation” within the meaning of Section 409A, then (a) the amount of the indemnification payment or expense reimbursement during one taxable year shall not affect the amount of the expense reimbursement during any other taxable year, (b) the expense reimbursement shall be made on or before the last day of Executive’s taxable year following the

13 year in which the expense was incurred and (c) the right to expense reimbursement hereunder shall not be subject to liquidation or exchange for another benefit. (ii) In the event that Executive is a “specified employee” (as described in Section 409A), and any payment or benefit payable pursuant to this Agreement constitutes deferred compensation subject to the six-month delay requirement described in Section 409A(2)(b), then no such payment or benefit shall be made before six months after Executive’s “separation from service” (as described in Section 409A) (or, if earlier, the date of the Executive’s death). Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule. (iii) The parties hereto intend that the Severance payments up to two times the dollar limit in effect under Section 401(a)(17) of the Code for the year in which Executive’s “separation from service” (as described in Section 409A) occurs shall be exempt from Section 409A to the extent permitted under Treasury Regulation Section 1.409A-1(b)(9)(iii) (the “two- times/two-year” exemption). In determining which installments of Severance are taken into account in applying the two-times/two-year exemption, any other exemptions from Section 409A (including, the short-term deferral exception, if applicable) shall be taken into account first and the immediately following installments shall then be applied toward the two-times/two-year exception (up to the applicable dollar limit). (j) Section 280G. (i) Notwithstanding anything to the contrary contained in this Agreement or otherwise, to the extent that any payment, distribution or acceleration of vesting to or for the benefit of Executive by the Company (within the meaning of Section 280G of the Code and the regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the “Total Payments”), is or will be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then the Total Payments shall be reduced (but not below zero) to the Safe Harbor Amount (as defined below) if and to the extent that a reduction in the Total Payments would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income and employment taxes and the Excise Tax), than if Executive received the entire amount of such Total Payments in accordance with their existing terms (taking into account federal, state, and local income and employment taxes and the Excise Tax). For purposes of this Agreement, the term “Safe Harbor Amount” means the largest portion of the Total Payments that would result in no portion of the Total Payments being subject to the Excise Tax. To effectuate the foregoing, the Company shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating non-cash payments, in each case, starting with the payments to be made farthest in time from the Determination (as defined below). (ii) The determination of whether the Total Payments shall be reduced as provided in Section 11(j)(i) and the amount of such reduction shall be made at the Company’s expense by an accounting firm selected by Company from among the 10 largest accounting firms in the United States or by qualified independent tax counsel (the “Determining Party”); provided, that Executive shall be given advance notice of the Determining Party selected by the Company,

14 and shall have the opportunity to reject the selection, within two business days of being notified of the selection, on the basis of that Determining Party’s having a conflict of interest or other reasonable basis, in which case the Company shall select an alternative auditing firm among the 10 largest accounting firms in the United States or alternative independent qualified tax counsel, which shall become the Determining Party. Such Determining Party shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation to the Company and Executive, within ten (10) business days of the termination of Executive’s employment or at such other time mutually agreed by the Company and Executive. If the Determining Party determines that no Excise Tax is payable by Executive with respect to the Total Payments, it shall furnish Executive with an opinion reasonably acceptable to Executive that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Company and Executive. If the Determining Party determines that an Excise Tax would be payable, the Company shall have the right to accept the Determination as to the extent of the reduction, if any, pursuant to Section 11(j)(i), or to have such Determination reviewed by another accounting firm selected by the Company, at the Company’s expense. If the two accounting firms do not agree, a third accounting firm shall be jointly chosen by Executive and the Company, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Company and Executive. (iii) If, notwithstanding any reduction described in this Section 11(j)(iii), the Internal Revenue Service (“IRS”) determines that Executive is liable for the Excise Tax as a result of the receipt of any of the Total Payments or otherwise, then Executive shall be obligated to pay back to the Company, within 30 calendar days after a final IRS determination or in the event that Executive challenges the final IRS determination, a final judicial determination, a portion of the Total Payments equal to the “Repayment Amount”. The “Repayment Amount” with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that Executive’s net after-tax proceeds with respect to the Total Payments (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount shall be zero if a Repayment Amount of more than zero would not result in Executive’s net after-tax proceeds with respect to the Total Payments being maximized. If the Excise Tax is not eliminated pursuant to this Section 11(j)(iii), Executive shall pay the Excise Tax. (iv) Notwithstanding any other provision of this Section 11(j), if (i) there is a reduction in the Total Payments as described in this Section 11(j), (ii) the IRS later determines that Executive is liable for the Excise Tax, the payment of which would result in the maximization of Executive’s net after-tax proceeds (calculated as if Executive’s benefits had not previously been reduced), and (iii) Executive pays the Excise Tax, then the Company shall pay to Executive those payments or benefits which were reduced pursuant to this Section 11(j) as soon as administratively possible after Executive pays the Excise Tax (but not later than March 15 following the calendar year of the IRS determination) so that Executive’s net after-tax proceeds with respect to the Total Payments are maximized. (v) If, following a reduction of the Total Payments pursuant to Section 11(j)(i), the Determining Party or a court of competent jurisdiction determines that the Total Payments were reduced to a greater extent than required under Section 11(j), then the Company shall as soon as administratively possible (but not later than by March 15 following the calendar year of such

15 determination) pay the amount of such excess reduction to or for the benefit of Executive, together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code), from the date the amount would have otherwise been paid to Executive until the payment date. (vi) To the extent requested by Executive, the Company shall cooperate with Executive in good faith in valuing, and the Determining Party shall take into account the value of, services provided or to be provided by Executive (including, without limitation, Executive’s agreeing to refrain from performing services pursuant to a covenant not to compete or similar covenant, before, on or after the date of a change in ownership or control of the Company (within the meaning of Q&A-2(b) of the final regulations under Section 280G of the Code), such that payments in respect of such services may be considered reasonable compensation within the meaning of Q&A-9 and Q&A-40 to Q&A-44 of the final regulations under Section 280G of the Code and/or exempt from the definition of the term “parachute payment” within the meaning of Q&A-2(a) of the final regulations under Section 280G of the Code in accordance with Q&A-5(a) of the final regulations under Section 280G of the Code. (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties hereto agree to accept a signed facsimile copy or “PDF” of this Agreement as a fully binding original. (l) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof. -- Signature page follows --

IN WITNESS WHEREOF, the Company has duly executed this Agreement by their authorized representatives, and Executive has hereunto set Executive’s hand, in each case effective as of the Commencement Date. EOS ENERGY ENTERPRISES, INC. By:__________________________________ Name: Joe Mastrangelo Title: Chief Executive Officer EXECUTIVE _____________________________________ Michael Willis Silberman

17 EXHIBIT A Form of Release Agreement This Release Agreement (this “Release Agreement”) is dated as of ________[ ], 20[ ], and is entered into by Eos Energy Enterprises, Inc. (the “Company”) and [Name of Executive] (“you” or “your”) in connection with the termination of your employment with the Company. 1. General Release (a) You, on behalf of yourself and your family, agents, representatives, heirs, executors, trustees, administrators, attorneys, successors and assigns (the “Releasors”), hereby irrevocably and unconditionally release, settle, cancel, acquit, discharge and acknowledge to be fully satisfied, and covenant not to sue the Company and each of its respective past and/or present parents, subsidiaries, affiliates, successors and assigns, and each of their respective predecessors, and past and/or present directors, managers, officers, employees, agents or other representatives, and employee benefit plans of the Company or its affiliates, including, but not limited to, trustees and administrators of these plans, in each case, in their individual and/or representative capacities (collectively, the “Releasees”) from any and all claims, contractual or otherwise, demands, costs, rights, causes of action, charges, debts, liens, promises, obligations, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, and hereby waive any and all rights that he, she or it may have, from the beginning of time up to and including the time of signing this Release Agreement, or that otherwise may exist or may arise in respect of your employment or separation from employment with the Company, or is in any way connected with or related to any applicable compensatory or benefit plan, program, policy or arrangement, including, but not limited to, any claims arising under any United States federal, state or local laws or any applicable laws of any other country, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, as amended, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, as amended, and any and all other United States federal, state or local regulations, ordinances or public policies, any common law or equity claims and any applicable laws of any other country, or claims under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and any of its affiliates and yourself, now or hereafter recognized, including claims for wrongful discharge, slander and defamation, as well as all claims for counsel fees and costs; provided, that such released claims shall not (i) include any claims to enforce your rights under, or with respect to, this Release Agreement or the severance payments and benefits to be provided under Section 7(f)(i) of your Employment Agreement, dated as of [DATE], by and between you and the Company (the “Employment Agreement”), (ii) include any claims that may arise after the date on which you or the Company signs this Release Agreement, (iii) include any claims that cannot be waived as a matter of law, (iv) include any claims for vested employee benefits, (v) include any right to exercise options or other equity awarded under the Company’s 2020 Incentive Plan, as amended from time to time, or (v) be considered a waiver of or otherwise limit your rights in your capacity as an officer of the Company to indemnification, exculpation, or liability or advancement of expenses under the Company’s governing documents

18 or benefits under any directors or officers insurance policy maintained by the Company (the foregoing sub-clauses (i) through (iv) shall collectively be referred to as the “Retained Claims”). (b) The Releasors agree not to bring any action, suit or proceeding whatsoever (including the initiation of governmental proceedings or investigations of any type) against any of the Releasees hereto for any matter or circumstance concerning which the Releasors have released the Releasees under this Release Agreement. Further, the Releasors agree not to encourage any other person or suggest to any other person that he, she or it institute any legal action against the Releasees. Notwithstanding the foregoing or any other provision of this Release Agreement, nothing in this Release Agreement shall be construed to prohibit the Executive from (i) complying with a subpoena with regard to an investigation conducted by the appropriate local, state, or federal agency; (ii) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which Executive is entitled; (iii) seeking recourse through a government agency exercising rights that are not allowed to be released by applicable law, including the filing of an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, provided that, Executive acknowledges and agrees that, by virtue of this Agreement, Executive has waived any available relief (including, but not limited to, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in this Agreement; (iv) asserting claims for wages, bonuses, vacation and sick pay that become due after the date of this Agreement; or (v) asserting claims for breach of this Release Agreement. Nothing contained in this Release Agreement, however, waives or releases Executive’s right to receive a monetary award from the Securities Exchange Commission (“SEC”) or the Commodity Futures Trading Commission (“CFTC”) for information provided to the SEC or CFTC. 2. Consideration. If you timely execute, deliver and do not revoke this Release Agreement, (a) the Company shall comply with the applicable provisions of Section 7(f)(i) of your Employment Agreement in accordance with the provisions thereof, and (b) you will retain all rights in connection with the Retained Claims. 3. Legal Advice, Reliance. You represent and acknowledge that (a) you have been given adequate time (at least twenty-one (21) days) to consider this Release Agreement (which, by signing this Release Agreement prior to the expiration of such period, you have expressly agreed to waive) and have been advised to discuss all aspects of this Release Agreement with your private attorney; (b) you have carefully read and fully understand all the provisions of this Release Agreement; (c) you have voluntarily entered into this Release Agreement, without duress or coercion; and (d) you have not heretofore assigned or transferred or purported to assign or transfer, to any person or entity, any of the claims described in Section 1(a) hereof, any portion thereof or any interest therein. You understand that if you request additional time to review the terms of this Release Agreement, a reasonable extension of time will be granted. 4. Miscellaneous. (a) No Violation of Law. You agree and acknowledge that this Release Agreement is not and shall not be construed to be an admission by the Company of any violation of any United States federal, state or local statue, ordinance or regulation, or any applicable laws of any other country, or of any duty owed by the Company to you.

19 (b) Third Party Beneficiaries. All Releasees under this Release Agreement who are not signatories to this Release Agreement shall be deemed to be third party beneficiaries of this Release Agreement to the same extent as if they were signatories hereto. (c) Governing Law; Severability. This Release Agreement will be governed by the laws of the State of New Jersey, without regard to its conflict of laws rules. In the event that any one or more of the provisions of this Release Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. (d) Revocation. You may revoke this Release Agreement within seven (7) days after the date on which you sign this Release Agreement. You understand that this Release Agreement is not binding or enforceable until such seven (7) day period has expired. Any such revocation must be made in a signed letter executed by you and received by the Company at the following address no later than 5:00 p.m., New York time, on the seventh day after you have executed this Release Agreement: 3920 Park Avenue, Edison, NJ 08820, Attn: Chief People Officer. You understand that if you revoke this Release Agreement, you will not be entitled to any severance payments or benefits (to the extent not already paid or provided) under Section 7(f)(i) of your Employment Agreement. (e) Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. -- Signature page follows --